Exhibit 1.01

CONFLICT MINERALS REPORT

Introduction

This Conflict Minerals Report of Worthington Steel, Inc. (together with its consolidated subsidiaries, the “Company”) for the calendar year ended December 31, 2024 (“Reporting Period”) is filed pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934. The Company is a value-added metals processor with the ability to provide a diversified range of products and services that span a variety of end markets including automotive, heavy truck, agriculture, construction, and energy. The Company maintains market leading positions in the North American carbon flat-rolled steel and tailor welded blank industries and is one of the largest global producers of electrical steel laminations. The Company processes flat-rolled steel coils, which it sources primarily from various North American steel mills, into the precise type, thickness, length, width, shape, and surface quality required by customer specifications. The Company also sells steel on a direct basis.

In accordance with the Rule, the Company identified products that it believes may contain tin, tantalum, tungsten or gold (“Conflict Minerals”) that were manufactured by or on behalf of the Company during the Reporting Period (the “Covered Products”), and undertook a reasonable country of origin inquiry (“RCOI”) to ascertain whether any Conflict Minerals in its Covered Products originated in the Democratic Republic of the Congo or an adjoining country (each, a “Covered Country”). Based on the information received by the Company as a result of the RCOI, the Company determined that it is required by the Rule to undertake due diligence with respect to the Conflict Minerals contained in its Covered Products and file this Conflict Minerals Report. The due diligence undertaken by the Company (including the RCOI) and the results of that due diligence are set forth below.

Part I. Description of Due Diligence Undertaken by the Company.

The Company has performed due diligence on the source of the Conflict Minerals contained in the Covered Products within the framework of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “Framework”) as required by the Rule. The Company’s Conflict Minerals due diligence procedures are summarized below within each category specified by the Framework.

1.	Establish Strong Company Management Systems.

1.1.   The Company has a written Conflict Minerals policy (the “Policy”) under which it does not knowingly purchase Conflict Minerals that finance or benefit armed groups in the Covered Countries. As stated in the Policy, the Company expects its suppliers to conduct due diligence to ascertain the source of any Conflict Minerals supplied to the Company.

1.2   The Company also has written Conflict Minerals procedures (“Procedures”) under which certain Company managers are designated to serve on a conflict minerals working group (“CMWG”). The CMWG has the responsibility for overseeing, reviewing and implementing the Conflict Minerals supply chain due diligence required by the Rule and reporting periodically to the Company’s General Counsel.

1.3   The Company has identified its Covered Products and the suppliers who supply such Covered Products or components or materials that may contain Conflict Minerals that are contained in Covered Products (“Covered Suppliers”). The Procedures require periodic reviews and updates of the Covered Products and Covered Suppliers.

1.4   The Procedures require that the Company contact its Covered Suppliers annually to complete a Conflict Minerals Reporting Template (“CMRT”) in the form maintained by the Responsible Minerals Initiative (“RMI”).

1.5   The Company collects and centrally maintains the completed CMRTs received by the Company from the Covered Suppliers.

2.	Identify and Assess Risk in the Supply Chain.

The Company reviews each CMRT received from its Covered Suppliers to ascertain (a) whether the CMRT is complete, (b) whether the CMRT is consistent with the Company’s understanding of the materials, products or components supplied by the Covered Supplier, (c) whether the Covered Supplier indicates that the Conflict Minerals are sourced from a Covered Country or are from scrap or recycled sources, and (d) whether the Covered Supplier has identified the smelters, processors or refiners of its Conflict Minerals. The Company has Procedures to follow up with Covered Suppliers who are unresponsive.

3.	Strategy to Respond to Identified Risks.

The CMWG designates individuals who are responsible for initial follow-up Covered Suppliers who refuse or fail to provide a CMRT or whose responses are incomplete. The Procedures provide that Covered Suppliers who continue to refuse or fail to cooperate may be identified to the CMWG for further action.

4.	Independent Third Party Audit.

The Procedures require the Company to obtain an independent audit of its Conflict Minerals due diligence process if and when required under the Rule. No audit is required under the Rule for the current Reporting Period. The Company does not audit processing facilities in light of its downstream position in the supply chain.

5.	Report on Supply Chain Due Diligence.

The Procedures require the Company to report annually to the Securities and Exchange Commission and to make a copy of its annual Conflict Minerals Report available on its website in each case as required by the Rule. A copy of this Conflict Minerals Report will be available on the Company’s website.

Part II. Results of Due Diligence

1.	Covered Products.

The Company determined that the following product lines contained Covered Products during the Reporting Period: Motor, Automotive and Transformers.

2.	Supplier Data; Identification of Processing Facilities

Due to its position in the supply chain, the Company does not have direct relationships with the smelters and refiners that process the Conflict Minerals contained in its Covered Products. Accordingly, the Company relies on its Covered Suppliers to provide information on the smelters and refiners of the Conflict Minerals contained in the Company’s Covered Products. The Company’s Covered Suppliers often rely on information provided to them by their suppliers and, consequently, the Company’s ability to determine the ultimate origin and source of the Conflict Minerals actually contained in its Covered Products is limited.

With respect to the current Reporting Period, the Company received responses from approximately 25 of its Covered Suppliers. Since a number of the Company’s Covered Suppliers reported data at a company level, it is not possible for the Company to determine with certainty whether all of the Conflict Minerals identified by such Covered Suppliers were supplied to the Company and included within Covered Products, or which of the smelters or refiners identified by such Covered Suppliers processed Conflict Minerals actually contained in the Company’s Covered Products. Accordingly, the Company has listed in Attachment A all of the processing facilities currently identified by RMI as smelters or refiners that were reported by the Company’s Covered Suppliers as being in their respective supply chains during the Reporting Period. Attachment A also identifies the countries in which RMI indicates such processing facilities are located.

In light of the Company’s position in the supply chain and the lack of certainty as to which smelters or refiners identified by the Covered Suppliers processed Conflict Minerals actually contained in the Company’s Covered Products, it is not possible for the Company to identify with certainty the country of origin of those Conflict Minerals actually contained in the Company’s Covered Products. The Company’s efforts to determine the location of the mines from which the ore or minerals used by the processing facilities identified by the Covered Suppliers was sourced included (i) its request to all Covered Suppliers to complete the CMRT, and (ii) its review of the processing facility information provided by Covered Suppliers. As the Company is not a member of RMI, it does not have access to the RMI aggregated data on the countries from which the processing facilities listed below source raw materials.

3.	Current and Future Due Diligence Measures

The steps undertaken by the Company during the current Reporting Period to mitigate the risk that the Conflict Minerals used in its Covered Products will benefit armed groups in the Covered Countries are described in Part I of this Conflict Minerals Report. The Company intends to continue work with its Covered Suppliers to obtain information about the Conflict Minerals in its Covered Products and to report the results of its efforts as required by the Rule.

Forward looking statements

Selected statements contained in this Conflict Minerals Report are “forward-looking statements.” Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any forward-looking statements in this Conflict Minerals Report are based on current information as of the date of this Conflict Minerals Report, and the Company assumes no obligation to correct or update any such statements in the future, except as required by applicable law.

Attachment A

The processing facilities that have been identified by RMI as smelters or refiners in CMRT version 6.4 and have been reported to the Company by its Covered Suppliers as processing Conflict Minerals used by those Covered Suppliers and the country in which they are located is set forth below. As noted in Part II of the Company’s Conflict Minerals Report, a number of the Company’s Covered Suppliers identified smelters and refiners at a company level. Accordingly, it is not possible for the Company to determine whether or which of the smelters or refiners identified below processed Conflict Minerals actually contained in the Company’s Covered Products. As the Company is not a member of RMI, it does not have access to the RMI aggregated data on the countries from which the processing facilities listed below source raw materials.

METAL	STANDARD SMELTER NAME	SMELTER COUNTRY

Gold	8853 S.p.A.	Italy

Gold	ABC Refinery Pty Ltd.	Australia

Gold	Abington Reldan Metals, LLC	United States Of America

Gold	Advanced Chemical Company	United States Of America

Gold	Agosi AG	Germany

Gold	Aida Chemical Industries Co., Ltd.	Japan

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates

Gold	Albino Mountinho Lda.	Portugal

Gold	Alexy Metals	United States Of America

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil

Gold	Argor-Heraeus S.A.	Switzerland

Gold	Asahi Pretec Corp.	Japan

Gold	Asahi Refining Canada Ltd.	Canada

Gold	Asahi Refining USA Inc.	United States Of America

Gold	Asaka Riken Co., Ltd.	Japan

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	AU Traders and Refiners	South Africa

Gold	Augmont Enterprises Private Limited	India

Gold	Aurubis AG	Germany

Gold	Bangalore Refinery	India

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	Boliden Ronnskar	Sweden

Gold	C. Hafner GmbH + Co. KG	Germany

Gold	Caridad	Mexico

Gold	CCR Refinery - Glencore Canada Corporation	Canada

Gold	Cendres + Metaux S.A.	Switzerland

Gold	CGR Metalloys Pvt Ltd.	India

Gold	Chimet S.p.A.	Italy

Gold	Chugai Mining	Japan

Gold	Coimpa Industrial LTDA	Brazil

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	Dijllah Gold Refinery FZC	United Arab Emirates

Gold	Dongwu Gold Group	China

Gold	Dowa	Japan

Gold	DSC (Do Sung Corporation)	Korea, Republic Of

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan

Gold	Emerald Jewel Industry India Limited (Unit 1)	India

Gold	Emerald Jewel Industry India Limited (Unit 2)	India

Gold	Emerald Jewel Industry India Limited (Unit 3)	India

Gold	Emerald Jewel Industry India Limited (Unit 4)	India

Gold	Emirates Gold DMCC	United Arab Emirates

Gold	Fujairah Gold FZC	United Arab Emirates

Gold	GG Refinery Ltd.	Tanzania, United Republic Of

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India

Gold	Gold by Gold Colombia	Colombia

Gold	Gold Coast Refinery	Ghana

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold	Guangdong Jinding Gold Limited	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Heimerle + Meule GmbH	Germany

Gold	Heraeus Germany GmbH Co. KG	Germany

Gold	Heraeus Metals Hong Kong Ltd.	China

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China

Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China

Gold	International Precious Metal Refiners	United Arab Emirates

Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	Istanbul Gold Refinery	Turkey

Gold	Italpreziosi	Italy

Gold	JALAN & Company	India

Gold	Japan Mint	Japan

Gold	Jiangxi Copper Co., Ltd.	China

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Novosibirsk Refinery	Russian Federation

Gold	JSC Uralelectromed	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold	K.A. Rasmussen	Norway

Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kazzinc	Kazakhstan

Gold	Kennecott Utah Copper LLC	United States Of America

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland

Gold	Kojima Chemicals Co., Ltd.	Japan

Gold	Korea Zinc Co., Ltd.	Korea, Republic Of

Gold	Kundan Care Products Ltd.	India

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	L’azurde Company For Jewelry	Saudi Arabia

Gold	Lingbao Gold Co., Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Gold	L’Orfebre S.A.	Andorra

Gold	LS MnM Inc.	Korea, Republic Of

Gold	LT Metal Ltd.	Korea, Republic Of

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	Marsam Metals	Brazil

Gold	Materion	United States Of America

Gold	Matsuda Sangyo Co., Ltd.	Japan

Gold	MD Overseas	India

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa

Gold	Metallix Refining Inc.	United States Of America

Gold	Metalor Technologies (Hong Kong) Ltd.	China

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Gold	Metalor Technologies (Suzhou) Ltd.	China

Gold	Metalor Technologies S.A.	Switzerland

Gold	Metalor USA Refining Corporation	United States Of America

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico

Gold	Mitsubishi Materials Corporation	Japan

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	MKS PAMP SA	Switzerland

Gold	MMTC-PAMP India Pvt., Ltd.	India

Gold	Modeltech Sdn Bhd	Malaysia

Gold	Morris and Watson	New Zealand

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	NH Recytech Company	Korea, Republic Of

Gold	Nihon Material Co., Ltd.	Japan

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Gold	Pease & Curren	United States Of America

Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Gold	Planta Recuperadora de Metales SpA	Chile

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia

Gold	PX Precinox S.A.	Switzerland

Gold	QG Refining, LLC	United States Of America

Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	Refinery of Seemine Gold Co., Ltd.	China

Gold	REMONDIS PMR B.V.	Netherlands

Gold	Royal Canadian Mint	Canada

Gold	SAAMP	France

Gold	Sabin Metal Corp.	United States Of America

Gold	Safimet S.p.A	Italy

Gold	SAFINA A.S.	Czechia

Gold	Sai Refinery	India

Gold	Sam Precious Metals	United Arab Emirates

Gold	Samduck Precious Metals	Korea, Republic Of

Gold	Samwon Metals Corp.	Korea, Republic Of

Gold	SEMPSA Joyeria Plateria S.A.	Spain

Gold	Shandong Gold Smelting Co., Ltd.	China

Gold	Shandong Humon Smelting Co., Ltd.	China

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

Gold	Shenzhen CuiLu Gold Co., Ltd.	China

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China

Gold	Shirpur Gold Refinery Ltd.	India

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China

Gold	Sovereign Metals	India

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	Sumitomo Metal Mining Co., Ltd.	Japan

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of

Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China

Gold	T.C.A S.p.A	Italy

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Gold	Tokuriki Honten Co., Ltd.	Japan

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

Gold	TOO Tau-Ken-Altyn	Kazakhstan

Gold	Torecom	Korea, Republic Of

Gold	Umicore Precious Metals Thailand	Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium

Gold	United Precious Metal Refining, Inc.	United States Of America

Gold	Valcambi S.A.	Switzerland

Gold	WEEEREFINING	France

Gold	Western Australian Mint (T/a The Perth Mint)	Australia

Gold	WIELAND Edelmetalle GmbH	Germany

Gold	Yamakin Co., Ltd.	Japan

Gold	Yokohama Metal Co., Ltd.	Japan

Gold	Yunnan Copper Industry Co., Ltd.	China

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Tantalum	5D Production OU	Estonia

Tantalum	AMG Brasil	Brazil

Tantalum	D Block Metals, LLC	United States Of America

Tantalum	F&X Electro-Materials Ltd.	China

Tantalum	FIR Metals & Resource Ltd.	China

Tantalum	Global Advanced Metals Aizu	Japan

Tantalum	Global Advanced Metals Boyertown	United States Of America

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

Tantalum	Jiangxi Tuohong New Raw Material	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Tantalum	Jiujiang Tanbre Co., Ltd.	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Tantalum	KEMET de Mexico	Mexico

Tantalum	Materion Newton Inc.	United States Of America

Tantalum	Metallurgical Products India Pvt., Ltd.	India

Tantalum	Mineracao Taboca S.A.	Brazil

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	NPM Silmet AS	Estonia

Tantalum	PowerX Ltd.	Rwanda

Tantalum	QuantumClean	United States Of America

Tantalum	Resind Industria e Comercio Ltda.	Brazil

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	Taki Chemical Co., Ltd.	Japan

Tantalum	TANIOBIS Co., Ltd.	Thailand

Tantalum	TANIOBIS GmbH	Germany

Tantalum	TANIOBIS Japan Co., Ltd.	Japan

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany

Tantalum	Telex Metals	United States Of America

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China

Tin	Alpha	United States Of America

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam

Tin	Aurubis Beerse	Belgium

Tin	Aurubis Berango	Spain

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China

Tin	China Tin Group Co., Ltd.	China

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil

Tin	CRM Synergies	Spain

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China

Tin	Dowa	Japan

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	EM Vinto	Bolivia (Plurinational State Of)

Tin	Estanho de Rondonia S.A.	Brazil

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Tin	Fenix Metals	Poland

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Tin	HuiChang Hill Tin Industry Co., Ltd.	China

Tin	Jiangxi New Nanshan Technology Ltd.	China

Tin	Luna Smelter, Ltd.	Rwanda

Tin	Ma’anshan Weitai Tin Co., Ltd.	China

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia

Tin	Melt Metais e Ligas S.A.	Brazil

Tin	Metallic Resources, Inc.	United States Of America

Tin	Mineracao Taboca S.A.	Brazil

Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The

Tin	Minsur	Peru

Tin	Mitsubishi Materials Corporation	Japan

Tin	Modeltech Sdn Bhd	Malaysia

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	Novosibirsk Tin Combine	Russian Federation

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)

Tin	Pongpipat Company Limited	Myanmar

Tin	Precious Minerals and Smelting Limited	India

Tin	PT Aries Kencana Sejahtera	Indonesia

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT ATD Makmur Mandiri Jaya	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Prima Tin	Indonesia

Tin	PT Bangka Serumpun	Indonesia

Tin	PT Cipta Persada Mulia	Indonesia

Tin	PT Mitra Stania Prima	Indonesia

Tin	PT Mitra Sukses Globalindo	Indonesia

Tin	PT Premium Tin Indonesia	Indonesia

Tin	PT Prima Timah Utama	Indonesia

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia

Tin	PT Rajehan Ariq	Indonesia

Tin	PT Refined Bangka Tin	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Timah Tbk Kundur	Indonesia

Tin	PT Timah Tbk Mentok	Indonesia

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tommy Utama	Indonesia

Tin	Resind Industria e Comercio Ltda.	Brazil

Tin	Rui Da Hung	Taiwan, Province Of China

Tin	Super Ligas	Brazil

Tin	Thaisarco	Thailand

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China

Tin	Tin Technology & Refining	United States Of America

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	VQB Mineral and Trading Group JSC	Viet Nam

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

Tungsten	A.L.M.T. Corp.	Japan

Tungsten	ACL Metais Eireli	Brazil

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil

Tungsten	Artek LLC	Russian Federation

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam

Tungsten	China Molybdenum Tungsten Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China

Tungsten	Cronimet Brasil Ltda	Brazil

Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tungsten	Global Tungsten & Powders LLC	United States Of America

Tungsten	H.C. Starck Tungsten GmbH	Germany

Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of

Tungsten	Hubei Green Tungsten Co., Ltd.	China

Tungsten	Hunan Jintai New Material Co., Ltd.	China

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China

Tungsten	Hydrometallurg, JSC	Russian Federation

Tungsten	Japan New Metals Co., Ltd.	Japan

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation

Tungsten	Kenee Mining Corporation Vietnam	Viet Nam

Tungsten	Kennametal Fallon	United States Of America

Tungsten	Kennametal Huntsville	United States Of America

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China

Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China

Tungsten	LLC Vostok	Russian Federation

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Tungsten	Masan High-Tech Materials	Viet Nam

Tungsten	Moliren Ltd.	Russian Federation

Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam

Tungsten	Niagara Refining LLC	United States Of America

Tungsten	NPP Tyazhmetprom LLC	Russian Federation

Tungsten	OOO “Technolom” 1	Russian Federation

Tungsten	OOO “Technolom” 2	Russian Federation

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany

Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam

Tungsten	Unecha Refractory metals plant	Russian Federation

Tungsten	Wolfram Bergbau und Hutten AG	Austria

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	Xiamen Tungsten Co., Ltd.	China

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China